UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14C

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

□	Preliminary information statement
□	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))
☒	Definitive information statement

VICAN RESOURCES, INC.

(Name of Registrant as Specified in Its Charter)

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☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
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(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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VICAN RESOURCES, INC.

6600 Decarie Blvd., Suite 220
Montreal, Quebec H3X2K4

DEFINITIVE INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY,

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

INTRODUCTION

This Information Statement is furnished, via the SEC’s EDGAR filing system, to the stockholders of Vican Resources, Inc. a Nevada corporation (the “Company”), in connection with action taken by our board of directors and the holders of a majority in interest of our voting capital stock to approve a reverse split of our outstanding shares (“Reverse Split”). The foregoing action has been ratified by the written consent of the holders of a majority in interest of our voting capital stock, consisting of our outstanding common stock, outstanding Series A Preferred Stock, and Series B Preferred Stock, as well as our board of directors, by written consent on August 3, 2011.

In effecting the Reverse Split, we are consolidating the number of our outstanding shares of common stock on a ratio of 1 share for every 100 shares issued and outstanding as of the record date set forth below. We will not issue fractional shares and will round each fractional share up to the nearest whole share.

RECORD DATE, VOTE REQUIRED AND RELATED INFORMATION

If the Reverse Split was not adopted by majority written consent, it would have been required to be considered by our stockholders at a special stockholders’ meeting convened for the specific purpose of approving this matter. The elimination of the need for a special meeting of stockholders to approve the Restatement is made possible by Section 78.320 of Nevada Revised Statutes (the “NRS”), which provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a special meeting. Pursuant to the NRS, a majority in interest of our capital stock entitled to vote thereon is required in order to approve the Restatement. In order to eliminate the costs and management time involved in holding a special meeting, our Board of Directors determined that it was in the best interests of all of our shareholders that the Restatement be adopted by majority written consent and this Information Statement to be mailed to all stockholders as notice of the action taken.

The record date for purposes of determining the number of outstanding shares of our voting capital stock, and for determining stockholders entitled to vote, is the close of business on August 3, 2011 (the “Record Date”). As of the Record Date, we had outstanding:

(i)                   114,840,020 pre-split shares of common stock; and

(ii)                 10,000,000 shares of Series B Preferred Stock which are convertible into common stock at a ratio of 6 to 1 and may vote on an as-converted basis with holders of the Company’s Common Stock on all matters which common stockholders may vote.

(iii)                100,000 shares of Series A Preferred Stock which are not convertible into common stock but collectively hold 1,000,000,000 voting rights and are entitled to vote together with holders of our common stock on all matters in which our common stockholders may vote.

The transfer agent for our common stock is Standard Registrar and Transfer Company Inc., 12528 South 1840 East Draper, UT 84020.

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NO MEETING OF STOCKHOLDERS REQUIRED

We are not soliciting any votes in connection with the Reverse Split. The persons that have consented to the Reverse Split hold a majority of the Company’s outstanding voting rights and, accordingly, such persons have sufficient voting rights to approve the Reverse Split.

REVERSE STOCK SPLIT

On August 3, 2011, our board of directors and the holders of a majority in interest of our voting capital stock approved a 1-for-100 reverse split of our common shares (“Reverse Split”).

As a result of the Reverse Split, each shareholder of record as of August 3, 2011, will receive one (1) share of common stock for each one hundred (100) shares of common stock they held prior to the Reverse Split, provided however, that fractions of a share shall be rounded up to the nearest whole share.

Our board of directors believes that the Reverse Split is advisable and in the best interests of the Company and its stockholders to allow the Company to execute new business plan and position itself to raise additional investment capital, if needed.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock on a post-split basis as of August 3, 2011 by (i) each of our directors, (ii) each of our executive officers, (iii) each person who is known by us to own beneficially more than 5% of our common stock and (iv) all directors and officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned. Please read the footnotes to the table carefully, as the numbers and percentages calculated therein take into account certain Series A Preferred Shares which, while not convertible into common stock, collectively carry 1,000,000,000 voting rights and are entitled to vote together with holders of our common stock on all matters upon which our common stockholders may vote.

	(including Series A Preferred Voting Rights)		(excluding Series A Preferred Voting Rights)
Name of Beneficial Owner(1)	Number of Shares Beneficially Owned(2) (post reverse-split)	Percent of Class(3)	Number of Shares Beneficially Owned(4) (post reverse split)	Percent of Class(5)
Mark Klok(6)	530,250,000	99.83%	30,250,000	97.12%
Lorne Kalisky(7)	530,250,000	99.83%	30,250,000	97.12%
Chene Gardner(8)	50,000	*	50,000	4.35%
Corey Safran(9)	0	*	0	*
Cyrus Boga(10)	466,667	0.05%	466,667	28.89%
All officers and directors as a group (4 persons)	1,060,550,000		60,550,000

(1)     The address of each beneficial owner is c/o Vican Resources, Inc., 6600 Decarie Blvd., Suite 220, Montreal, CA H3X2K4.

(2)     With respect to determining voting rights of each shareholder above and including voting rights of Series A Preferred Shares which are issued and outstanding, the number of shares beneficially owned includes: (i) all shares of common stock deemed beneficially held; (ii) all common stock deemed beneficially held subject to options, warrants, and/or conversion rights held by the shareholder that are currently exercisable or exercisable within 60 days; and (iii) all other instruments deemed beneficially held by the shareholder (such as Series A Preferred Shares) that are not convertible into common stock but have rights that enable such shareholder to vote such instruments together with holders of our common stock on all matters upon which common stockholders may vote.

(3)     With respect to calculating percentage of beneficial ownership and including voting rights of Series A Preferred Shares which are issued and outstanding, the calculation is based upon 1,148,456 shares of common stock outstanding on a post-split basis as of August 3, 2011, and: (i) shares of common stock subject to options, warrants and/or conversion rights deemed beneficially held by the shareholder that are currently exercisable or exercisable within 60 days, and (ii) all other instruments deemed beneficially held by the shareholder (such as Series A Preferred Shares) that are not convertible into common stock but have rights that enable such shareholder to vote such instruments together with holders of our common stock on all matters upon which common stockholders may vote. The percentage ownership of any shareholder is determined by assuming that the shareholder has exercised all options, warrants, and conversion rights to obtain additional securities, has exercised all applicable voting rights, and that no other shareholder has exercised such rights. Except as otherwise indicated below, the persons and entity named in the table have sole voting and investment power with respect to all shares of common stock and voting rights shown as beneficially owned by them, subject to applicable community property laws.

(4)     With respect to determining beneficial ownership of each shareholder above and excluding voting rights of Series A Preferred Shares which are issued and outstanding, the number of shares beneficially owned includes: (i) all shares of common stock deemed beneficially held; and (ii) all common stock deemed beneficially held subject to options, warrants, and/or conversion rights held by the shareholder that are currently exercisable or exercisable within 60 days.

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(5)     With respect to calculating percentage of beneficial ownership and excluding voting rights of Series A Preferred Shares which are issued and outstanding, the calculation is based upon 1,148,456 shares of common stock outstanding on a post-split basis as of August 3, 2011, and shares of common stock subject to options, warrants and/or conversion rights deemed beneficially held by the shareholder that are currently exercisable or exercisable within 60 days. The percentage ownership of any shareholder is determined by assuming that the shareholder has exercised all options, warrants, and conversion rights to obtain additional securities and that no other shareholder has exercised such rights. Except as otherwise indicated below, the persons and entity named in the table have sole voting and investment power with respect to all shares of common stock and voting rights shown as beneficially owned by them, subject to applicable community property laws.

(6)     Chairman of the Company.

(i)     With respect to beneficial ownership that includes voting rights of Series A Preferred Shares, includes 250,000 shares of common stock held directly by Sierra Vista Holdings, Inc., a corporation beneficially owned and controlled by Mr. Klok. Includes 500,000,000 voting rights in respect of Series A Preferred Shares held directly by Sierra Vista Holdings, Inc. and 5,000,000 shares of Series B Preferred Stock held directly by Sierra Vista Holdings, Inc., that are convertible into 30,000,000 shares of common stock.

(ii)   With respect to beneficial ownership that excludes voting rights of Series A Preferred Shares, includes 250,000 shares of common stock held directly by Sierra Vista Holdings, Inc. Includes 5,000,000 shares of Series B Preferred Stock held directly by Sierra Vista Holdings, Inc., that are convertible into 30,000,000 shares of common stock.

(7)     Director and Chief Executive Officer of the Company.

(i)     With respect to beneficial ownership that includes voting rights of Series A Preferred Shares, includes 250,000 shares of common stock held directly by 6961916 CANADA INC., a corporation beneficially owned and controlled by Mr. Kalisky. Includes 500,000,000 voting rights in respect of Series A Preferred Shares held directly by 6961916 CANADA INC. and 5,000,000 shares of Series B Preferred Stock held directly by 6961916 CANADA INC., that are convertible into 30,000,000 shares of common stock.

(ii)   With respect to beneficial ownership that excludes voting rights of Series A Preferred Shares, includes 250,000 shares of common stock held directly by 6961916 CANADA INC. Includes 5,000,000 shares of Series B Preferred Stock held directly by 6961916 CANADA INC., that are convertible into 30,000,000 shares of common stock.

(8)     Chief Financial Officer of the Company. Includes 50,000 shares of common stock held directly by Chene Gardner and Associates, Inc., a corporation beneficially owned and controlled by Mr. Gardner.

(9)     Executive Vice President and Secretary of the Company.

(10)  Principal beneficial shareholder of the Company. Includes a promissory note held directly by Cumbria Capital, L.P., a limited partnership beneficially owned and controlled by Mr. Boga that is convertible ratably into shares of the Company’s common stock at a discount of 50% from the 3-day average trading price at the time of conversion. For purposes of the table above, the conversion price is based on a 50% discount to the Company’s closing trading price on August 3, 2011.

NO DISSENTER’S RIGHTS

Under the Nevada law, stockholders are not entitled to dissenter’s rights of appraisal with respect to the Reverse Split.

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PROPOSALS BY SECURITY HOLDERS

No security holder has requested us to include any additional proposals in this Information Statement.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

No officer, director or director nominee has any substantial interest in the matters acted upon by our Board and shareholders, other than his role as an officer, director or director nominee. No director has informed us that he intends to oppose the Reverse Split.

ADDITIONAL INFORMATION

We file reports with the Securities and Exchange Commission (the “SEC”). These reports include annual and quarterly reports, as well as other information the Company is required to file pursuant to the Securities Exchange Act of 1934. You may read and copy materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

DELIVERY OF DOCUMENTS

We are not sending this Information Statement by electronic or regular mail to any of our security holders. Instead, we are filing this Information Statement via the SEC’s EDGAR filing system which can be accessed by any security holder with internet access. A security holder can notify us that the security holder wishes to receive a separate copy of the Information Statement by sending a written request to us at 6600 Decarie Blvd., Suite 220, Montreal, CA H3X2K4. or by calling us at (514) 737-7277. A security holder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future information statements and proxy statements, if any, and annual reports of the Company.

BY ORDER OF THE BOARD OF DIRECTORS

OF VICAN RESOURCES, INC.

/s/ Corey Safran

Corey Safran

Secretary

August 3, 2011